EXHIBIT 23.1

                            CONSENT OF STEELE & CO.

STEELE & CO.*
CHARTERED ACCOUNANTS
*Representing incorporated professionals

                       SUITE 808      TELEPHONE:              (604) 687-8808
        808 WEST HASTINGS STREET      TELEFAX:                (604) 687-2702
 VANCOUVER, B.C., CANADA V6C 1C8      EMAIL:       EMAIL@STEELE-CO.CA























                       CONSENT OF INDEPENDENT ACCOUNTANTS



Fairchild International Corporation




We hereby consent to the incorporation by reference in the reoffer prospectus under cover of Form S-8 Registration Statement filed September 28, 2001 of
Fairchild International Corporation of our independent auditors' report dated March 19, 2001 relating to the financial statements which appear in Fairchild International Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 (File No. 0-28305) and our independent accountants' reports dated May 14, 2001 and August 7, 2001 relating to the financial statements which appear in Fairchild International Corporation's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001 (File No. 0-28305). We also consent to the reference to us under the heading "Experts" in the reoffer prospectus which is a part of such Form S-8 Registration Statement.



                                                            /s/STEELE & CO.


Vancouver, Canada
September 28, 2001                                       CHARTERED ACCOUNTANTS